                                                                     EXHIBIT 3.1


                            CERTIFICATE OF FORMATION
                                       OF
                   GREATAMERICA LEASING RECEIVABLES I, L.L.C.

TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:

         This Certificate of Formation of GreatAmerica Leasing Receivables I, L.L.C. (the "Company"), is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

         1. NAME. The name of the limited liability company is "GreatAmerica Leasing Receivables I, L.L.C."

         2. INITIAL REGISTERED OFFICE AND AGENT. The address of the registered office of the Company in the State of Delaware is 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901, County of Kent. The name of the Company's registered agent at such address in the State of Delaware is Lexis Document Services Inc.

         3. PERIOD OF DURATION. The Company's existence shall commence upon the acceptance of this Certificate by the Secretary of State of Delaware for filing in accordance with the Delaware Limited Liability Company Act and shall continue, unless dissolved sooner in accordance with the terms of the Act or the operating agreement for a period of fifteen (15) years.

         IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 22nd day of March, 2000.




                                                By: /s/ Walter L. Draney
                                                    ----------------------------
                                                    WALTER L. DRANEY, Organizer







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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            CERTIFICATE OF FORMATION
                                       OF
                   GREATAMERICA LEASING RECEIVABLES I, L.L.C.

         Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, GreatAmerica Leasing Receivables I, L.L.C., a limited liability company organized and existing under and by virtue of the provisions of the Delaware Limited Liability Company Act (hereinafter referred to as the "Company"), does hereby certify:

                1. That the original Certificate of Formation of the Company was filed in the Office of the Secretary of State of Delaware on March 22, 2000.

                2. That the following amendment of SECTION 1 of the Certificate of Formation of the Company is hereby adopted:

                           1. The name of the limited liability company is
                  GreatAmerica Leasing Receivables 2000-1, L.L.C.

                           2. That said amendment to the Certificate of
                  Formation shall become effective upon filing of this Certificate of Amendment in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, GREATAMERICA LEASING RECEIVABLES I, L.L.C. has caused this Certificate of Amendment to be executed by its members as of the 12th day of April, 2000.


                                                    /s/ Walter L. Draney
                                                    ----------------------------
                                                    Walter L. Draney, Organizer